UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 12, 2025

Liberty Star Uranium & Metals Corp.

(Exact Name of Registrant as Specified in its Charter)

Nevada

(State or Other Jurisdiction of Incorporation)

000-50071	90-0175540
(Commission	(IRS Employer
File Number)	Identification No.)

2 East Congress St. Ste 900, Tucson, AZ	85701
(Address of Principal Executive Offices)	(Zip Code)

(Registrant’s telephone number, including area code): (520) 425-1433

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common	LBSR	OTCQB

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events

On Feb 12, 2025, Liberty Star Uranium & Metals Corp., “Liberty Star” or the “Company”, OTCQB Markets: LBSR reflects on 2024 as a breakthrough year for exploration and positive discovery at its wholly owned Red Rock Canyon Gold Project (RRC) within its Hay Mountain Project (HMP) in southeast Arizona. The Company is actively pursuing a joint venture partnership to advance both projects, which lie within a regionally significant porphyry copper-gold-moly system extending from central Arizona into northern Mexico. With historic first-time exploration drilling at Hay Mountain and bonanza-grade gold discoveries at Red Rock Canyon, Liberty Star has established a strong foundation for continued exploration and development in 2025. See Exhibit 3.53 for further discussion.

Item 9.01. Financial Statements and Exhibits.

The exhibits listed in the following Exhibit Index are furnished as part of this Current Report on Form 8-K.

Exhibit No.	Description

3.53	Liberty Star Reports Significant 2024 Exploration Advancements at Hay Mountain & Red Rock Gold Projects; 2025 Focused on Expansion and Development

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIBERTY STAR URANIUM & METALS CORP.

Dated: February 20, 2025	/s/ Patricia Madaris
Patricia Madaris, VP Finance & CFO